Exhibit 99(a)

       CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18
                           OF THE UNITED STATES CODE


     I, George E. Crapple, the Co-Chief Executive Officer of Millburn Ridgefield Corporation, the Managing Owner of Global Macro Trust (the "Trust") certify that (i) the Quarterly Report of the Trust on Form 10-Q/A for the period ending September 30, 2002 fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.



Date: December 16, 2002
                                             /s/ George E. Crapple
                                                 ---------------------------
                                                 George E. Crapple
                                                 Co-Chief Executive Officer